Exhibit 99.B(j)(9)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

ING Investors Trust

We consent to the use of our report dated February 27, 2009, incorporated herein by reference, on ING Oppenheimer Active Allocation Portfolio, a series of ING Investors Trust, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG

Boston, Massachusetts

April 27, 2009